Exhibit 32.2

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of CIG Wireless Corp. on Form 10-K for the period ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”),

I, Romain Gay-Crosier, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 2, 2012

By:	/s/ ROMAIN GAY-CROSIER
Name: Romain Gay-Crosier
Title: Principal Financial Officer